Exhibit 99.2

FORM OF

NOTICE OF GUARANTEED DELIVERY FOR

TENDER OF 13.875% SENIOR PIK NOTES

DUE 2011, SERIES A OF TWC HOLDING LLC
AND TWC HOLDING CORP.

The form or one substantially equivalent hereto must be used to accept the Exchange Offer of TWC Holding LLC and TWC Holding Corp. (the “Issuers”), made pursuant to the Prospectus, dated              , 2005 (the “Prospectus”), if certificates for the outstanding 13.875% Senior PIK Notes Due 2011, Series A of the Issuers (the “Original Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association (the “Exchange Agent”) on or prior to 12:00 midnight, New York City time, on the Expiration date of the Exchange Offer.  This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below.  See the sections entitled “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.  Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

Delivery to:
U.S. Bank National Association, Exchange Agent

For information by Telephone:
(800) 934-6802

By Mail U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107-2292 Attn: Specialized Finance	By Hand or Overnight Delivery Service: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107-2292 Attn: Specialized Finance

By Facsimile Transmission:
U.S. Bank National Association
Attn:  Specialized Finance
(651) 495-8158

(Telephone Confirmation)
(800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Aggregate Principal Amount	Name(s) of Registered Holder(s):

Principal Amount of Original Notes Tendered:*

Certificate Nos. (if available)

$

If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number. Total Principal Amount Represented by Original Notes Certificate(s):

$	Account Number

*       Must be in denominations of principal amount of $1,000 and any integral multiple thereof.
ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE**

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

**     Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement of documents transmitted with this Notice of Guaranteed Delivery.  If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at the Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three business days after the date of execution hereof.

The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:                                    DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.  ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.